OXBORO MEDICAL INTERNATIONAL, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

                                 August 17, 1995




Dear Mr. Rasmusson:

     You are hereby notified that you have been granted a Stock Option ("Option") by the Board of Directors of Oxboro Medical International, Inc. (the "Company") effective August 17, 1995.

     The Option granted to you is to purchase 80,364 shares of Common Stock ("Stock") of the Company at a price of $1.50 per share. The date of grant of this Option is the date of this letter, and it is the determination of the Board that on this date the fair market value of the Stock does not exceed $1.50 per share.

     You are not required to exercise this Option. This Option must be exercised if at all and to the extent exercised, on or before August 17, 2000.

     The terms of your Option are as follows:

     a.   Your Option is immediately exercisable in full;

     b. The purchase price of any shares of Stock purchased pursuant to exercise of this Option may be paid in cash, by certified or cashier's check, or, with the prior approval of the Board, by transfer to the Company of shares of Stock already owned by you and having a fair market value, as of the date of your exercise of the Option, which is not less than the purchase price of the Stock being acquired pursuant to your Option, provided that such shares of stock were acquired and full consideration paid therefor at lease six months prior to such delivery, or any combination thereof, or by any other method authorized by the Board;

    c. Your Option may be exercised by you, but only by you, at any time prior to the termination of the Option;

    d. In the event of your death, your Option may be exercised at any time within one year after your death by your estate or by a person who acquired the right to exercise the Option by will or by the laws of descent and distribution, to the extent the Option was exercisable by you at the time of your death;

    e. You may not transfer, sell, pledge, assign, or otherwise dispose of your Option, other than at death by will or the laws of descent and distribution, and your Option during your lifetime is exercisable only by you;

    f. The shares of Stock you acquire upon exercise of your Option may be subject to restrictions against transfer;

    g.    Unless a registration statement under the Securities Act of 1933
          (and applicable state securities laws) is in effect with respect to this Option or Stock to be purchased pursuant to this Option, you agree with, and represent to, the Company that you are acquiring the Option and Stock for the purpose of investment and not with a view to transfer, sell, or otherwise dispose of the Option or Stock, except as may be permitted under the Plan. The Company may require an opinion of counsel satisfactory to it prior to the transfer of any Stock to you to assure at all times that it will be in compliance with applicable federal and state securities laws; and

    h. This Option is not intended to be an "Incentive Stock Option" as defined in the Internal Revenue Code of 1986, as amended from time to time.

     As a condition to the issuance of shares of Stock under this Option, you agree to authorize the Company to withhold in accordance with applicable law from any regular cash compensation payable to you or, in the alternative, to remit to the Company at the time of any exercise of this Option any taxes required to be withheld by the Company under federal, state, or local law as a result of your exercise of this Option. Further, you agree that you are responsible for the payment of any taxes due that are not subject to withholding.

                                              OXBORO MEDICAL INTERNATIONAL, INC.


                                                            By  /s/ Harley Haase
                                                                 Its   President


                                   ACCEPTANCE

     I hereby accept the terms and provisions of the above Stock Option Agreement and agree to be bound by its terms. I also agree to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions arising under the Option. Dated effective August 17 , 1995.


                                                          /s/ Larry A. Rasmusson
                                                              Larry A. Rasmusson


                       OXBORO MEDICAL INTERNATIONAL, INC.
                       NOTICE OF EXERCISE OF STOCK OPTION
                          AND RECORD OF STOCK TRANSFER

     I hereby exercise my Stock Option granted by Oxboro Medical International, Inc. subject on August 17, 1995, to all terms and provisions thereof and notify you of my desire to purchase ________ shares of Common Stock of the Company (the "Shares"), offered to me pursuant to said Option. Enclosed is my check in the sum of $__________ in full payment for the Shares.

     I hereby represent that the Shares are being acquired by me as an investment and not with a view to, or for resale in connection with, the distribution of any shares of the Company. I understand that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, that the Shares may not be sold or otherwise transferred except pursuant to an effective registration statement under the Act and said laws, unless the Company has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under the Act or said laws and, for any sales under Rule 144 of the Act, such evidence as it shall request for compliance with that rule or applicable state securities laws, and that the certificate representing the Shares may contain a legend referring to such restrictions.

     I further agree to pay any taxes for which I may be liable as a result of the exercise of the Option.


Dated:______________________, 1995.


                                         __________________________________
                                         Optionee's Signature


     RECEIPT is hereby acknowledged of the delivery to me by OXBORO MEDICAL
INTERNATIONAL, INC. on __________,      , of stock certificate no. _____ for
_____ shares of Common Stock purchased by me pursuant to the terms and conditions of the Stock Option referred to above.


                                         __________________________________
                                         Optionee